UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

AGNC Investment Corp.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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YOUR VOTE IS VERY IMPORTANT
PLEASE VOTE YOUR PROXY TODAY

March 30, 2021
Dear Fellow Stockholder:

According to our latest records, we have not received your voting instructions for the Annual Meeting of Stockholders of AGNC Investment Corp. to be held on Thursday, April 22, 2021. Your vote is very important, no matter how many shares you hold.

If you haven’t already read the definitive proxy statement that was filed with the Securities and Exchange Commission on March 12, 2021 and available at www.AGNC.com/2021proxymaterials, we encourage you to do so and to vote in support of the proposals described in these materials.

For the reasons set forth in the proxy statement, the Board of Directors recommends that you vote “FOR” all director nominees listed in Proposal 1 and “FOR” Proposals 2, 3 and 4. Please sign, date and return the enclosed proxy card or voting instruction form as soon as possible or, alternatively, you can vote via the Internet or telephone.

If you need assistance voting your shares, please call D.F. King & Co., Inc. toll free at (877) 732-3621 or toll at (212) 269-5550. On behalf of your Board of Directors, thank you for your cooperation and continued support.

Sincerely,
Gary Kain
Director, Chief Executive Officer
and Chief Investment Officer

You may use one of the following simple methods to promptly provide your voting instructions: